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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 30, 2001
                                                          --------------



                           US OFFICE PRODUCTS COMPANY
                           --------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


       DELAWARE                        0-25372                   52-1906050
       --------                        -------                   ----------
(STATE OR OTHER JURISDICTION         (COMMISSION              (I.R.S. EMPLOYER
OF INCORPORATION)                     FILE NUMBER)           IDENTIFICATION NO.)



        2100 PENNSYLVANIA AVENUE, N.W. , SUITE 400, WASHINGTON, DC 20037
        ----------------------------------------------------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (202) 339-6700


                                 NOT APPLICABLE
                                 --------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 2.       OTHER EVENTS

         On April 30, 2001, Mail Boxes Etc., a wholly-owned subsidiary of US Office Products Company, completed the sale of substantially all of its assets to United Parcel Service. The proceeds of the sale received at closing, after giving effect to purchase price adjustments, were approximately $167.8 million in cash and a $17.5 million promissory note. Net cash proceeds from the sale will be applied to payment of US Office Products' debt and other claims, and to the Mail Boxes Etc. liabilities that United Parcel Service did not assume.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (b) The registrant has separately requested relief from the requirement to provide pro forma financial information relating to dispositions.







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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    US OFFICE PRODUCTS COMPANY


                                    BY:   /s/ Joseph Doyle
                                          ------------------------------
                                          JOSEPH DOYLE
                                          EXECUTIVE VICE PRESIDENT AND CHIEF
                                          FINANCIAL OFFICER


DATED:  MAY 7, 2001